Exhibit 5.1

King & Spalding LLP 601 South California Avenue Suite 100 Palo Alto, CA 94304 Tel: +1 650 422 6700 www.kslaw.com

March 30, 2021

PolarityTE, Inc.

1960 S. 4250 West

Salt Lake City, Utah, 84104

Ladies and Gentlemen:

We have acted as counsel to PolarityTE, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale of up to $50,000,000 in aggregate offering price of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-229584) (the “Registration Statement”), a base prospectus and related prospectus supplement, dated March 30, 2021 (the “Prospectus Supplement”), and that certain Sales Agreement, dated March 30, 2021 (the “Sales Agreement”), between the Company and Cantor Fitzgerald & Co.

In so acting, we have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all documents submitted to us as certified, conformed or photographic copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied, without independent verification, upon statements and representations of representatives of the Company and public officials.

Based upon the foregoing, and subject to the additional assumptions, qualifications and limitations set forth below, upon the completion of all Corporate Proceedings (as defined below) relating to the Shares, when the Shares have been issued and delivered, and payment therefor in an amount not less than the par value of thereof made, in accordance with the Corporate Proceedings and the terms of the Sales Agreement, we are of the opinion that the Shares will be validly issued, fully paid and non-assessable. In rending the foregoing opinion, we have assumed that (i) upon issuance of any Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its certificate of incorporation and (ii) the terms on which any Shares are sold will be authorized and approved by the board of directors of the Company, or one or more committees thereof established prior to the issuance thereof by the board of directors of the Company with authority to issue and sell the Shares pursuant to the Sales Agreement (the “Corporate Proceedings”).

PolarityTE, Inc.

March 30, 2021

This opinion is limited in all respects to the federal laws of the United States of America and the Delaware General Corporation Law, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur, which could affect the opinions contained herein. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.

We consent to the filing of this opinion as Exhibit 5.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed on March 30, 2021 to be incorporated by reference into the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ King & Spalding LLP